Exhibit 21

Subsidiaries of the Registrants

State of Incorporation

Northeast Utilities (a Massachusetts business trust)*	MA
The Connecticut Light and Power Company*	CT
CL&P Funding LLC	DE
HWP Company	MA
North Atlantic Energy Corporation	NH
North Atlantic Energy Service Corporation	NH
Northeast Nuclear Energy Company	CT
Northeast Utilities Service Company	CT
NSTAR LLC	MA
Advanced Energy Systems, Inc.	MA
Hopkinton LNG Corp.	MA
NSTAR Gas Company	MA
NSTAR Electric Company*	MA
Harbor Electric Energy Company	MA
BEC Funding II, LLC	DE
CEC Funding, LLC	DE
NSTAR Communications, Inc.	MA
NSTAR Electric & Gas Corporation	MA
NU Enterprises, Inc.	CT
Select Energy Contracting, Inc.	MA
Mode 1 Communications, Inc.	CT
Northeast Generation Services Company	CT
E. S. Boulos Company	CT
NGS Mechanical, Inc.	CT
Select Energy, Inc.	CT
NU Transmission Ventures, Inc.	CT
Northern Pass Transmission LLC	NH
Renewable Properties, Inc.	NH
Public Service Company of New Hampshire*	NH
Properties, Inc.	NH
PSNH Funding LLC	DE
PSNH Funding LLC 2	DE
The Rocky River Realty Company	CT
Western Massachusetts Electric Company*	MA
WMECO Funding LLC	DE
Yankee Energy System, Inc.	CT
Yankee Energy Financial Services Company	CT
Yankee Energy Services Company	CT
Yankee Gas Services Company	CT

*Indicates an SEC Registrant.